EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-131075) of our report dated March 30, 2006 relating to the financial statements of Triple Crown Media, Inc., which appears in this Form 10-K.
PRICEWATERHOUSECOOPERS LLP
Louisville, Kentucky
March 30, 2006